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                                                                   Exhibit 23.17

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated October 29, 1999, on Midtown Professional Records Centre, Inc.'s financial statements, included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.





                                                       /s/ Arthur Andersen LLP


Cleveland, Ohio
November 18, 1999